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IDS Life Variable Account 10 (FPA)
Registration No. 33-62407/811-07355

EXHIBIT INDEX

4.1.  Deferred Annuity Contract (form 31030)

4.3.  Deferred Annuity Contract (form 31032-IRA)

5.1.  Application for IDS Life Variable Annuity (form 34055)

8.5. Participation Agreement between IDS Life Insurance Company and TCI Portfolios, Inc., dated April 24, 1996

10.   Consent of Independent Auditors

11.   Financial Statement Schedules and Report of Independent
      Auditors

14.   Financial Data Schedules
         IDS Life Variable Account 10
         IDS Life Insurance Company

15.   Power of Attorney